Exhibit 99.1

Rome Holdings, LLC
and Subsidiary

Consolidated Financial Report

December 31, 2020

Contents

Independent auditor’s report	1-2

Financial statements

Consolidated balance sheet	3

Consolidated statement of income	4

Consolidated statement of members’ equity	5

Consolidated statement of cash flows	6

Notes to consolidated financial statements	7-15

Independent Auditor’s Report

Board of Managers

Rome Holdings, LLC and Subsidiary

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Rome Holdings, LLC and Subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2020, the related consolidated statement of income, members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rome Holdings, LLC and Subsidiary as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 15 to the financial statements, the 2020 financial statements have been restated as a result of the Company’s reversal of accounting guidance under Accounting Standards Update No. 2014-02, Intangibles—Goodwill and Other; Accounting for Goodwill. Our opinion is not modified with respect to this matter.

Blue Bell, Pennsylvania

April 27, 2021, except for Note 15 as to

which the date is February 22, 2022

Rome Holdings, LLC and Subsidiary

Consolidated Balance Sheet

December 31, 2020 (As restated)

Assets

Current assets:
Cash	$3,860,012
Accounts receivable, net	13,001,332
Prepaid expenses	79,355
Contract asset, current portion	200,000
Total current assets	17,140,699

Long term contract asset, net of current portion	666,667
Equipment and leasehold improvements, net	1,575,104
Goodwill	6,553,179
1,816,369

Total assets	$27,752,018

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$14,424,348
Accrued expenses	521,542
Deferred revenue	3,870,990
Current maturities of notes payable	633,618
Current maturities of capital lease obligations	584,567
Total current liabilities	20,035,065

Notes payable, net of current portion	1,416,809
Capital lease obligations, net of current portion	754,639
22,206,513
Commitments (Note 12)

Members’ equity	5,545,505

Total liabilities and members’ equity	$27,752,018

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Income

Year Ended December 31, 2020 (As restated)

Revenue	$50,190,343

Cost of revenue	37,927,794
Gross profit	12,262,549

Operating expenses:
General and administrative	10,624,743
Depreciation and amortization	792,317
Management fees	500,000
Operating income	345,489

Interest expense	(327,379)

Net income	$18,110

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Members’ Equity

Year Ended December 31, 2020 (As restated)

Balance at January 1, 2020, as previously reported	$4,592,217
Change in accounting, (Note 15)	1,001,317
Distributions	(66,139)
Net income	18,110

Balance at December 31, 2020	$5,545,505

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Consolidated Statement of Cash Flows

Years Ended December 31, 2020 (As restated)

Cash flows from operations:
Net income	$18,110
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	792,317
Provision for doubtful accounts	2,821,413
Accretion of notes payable	49,359
Change in assets and liabilities:
Accounts receivable	(3,902,306)
Prepaid expenses and other assets	20,699
Accounts payable and accrued expenses	2,731,928
Contract asset	(866,667)
Deferred revenue	1,336,232
Net cash provided by operating activities	3,001,085

Cash flows from investing activities:
Purchase of equipment	(26,432)
Net cash used in investing activities	(26,432)

Cash flows from financing activities:
Member distributions	(66,139)
Repayment of related party advance	(500,000)
Borrowings of notes payable	2,600,426
Repayment of notes payable	(1,414,587)
Repayments of capital lease obligations	(152,000)
Net cash provided by financing activities	467,700

Net increase in cash	3,442,353

Cash:
Beginning of year	417,659

End of year	$3,860,012

Supplemental disclosure of cash flow information:
Cash paid for interest	$278,020

Supplemental disclosure of noncash financing activities:
Property and equipment acquired through capital leases	$1,149,520

See notes to consolidated financial statements.

Rome Holdings, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.
Nature of Business and Summary of Accounting Policies

Nature of business: Rome Holdings, LLC (Holdings) and its wholly owned subsidiary, Recycling and Waste Solutions, LLC (RWS) (collectively, the Company), were organized pursuant to Delaware Limited Liability Company laws and commenced operations on August 31, 2017. The consolidated financial statements include the accountings of Holdings and RWS. RWS is a full-service management company for recycling, waste and sustainability solutions. RWS is headquartered in Chadds Ford, Pennsylvania, and serves customers in the United States. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

A summary of the Company’s significant accounting policies is as follows:

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash: Cash includes bank demand deposit accounts. The Company maintains its cash in bank deposit accounts at financial institutions whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. The Company may have balances above this limit at various times during the year ending December 31, 2020. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Accounts receivables: Accounts receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, as well as current general economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Generally, a trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. Interest is not charged on past due receivables. At December 31, 2020, the allowance for doubtful accounts was $4,261,461.

Equipment and Leasehold Improvements: Equipment and leasehold improvements acquired through acquisition are recorded at fair value at the date of the acquisition. Additions are recorded at cost. Depreciation is provided using primarily the straight-line method over the estimated useful lives of the related assets, principally three to five years, and the lesser of of the estimated useful live and the remaining lease term for leasehold improvements.

Goodwill: Goodwill reflects the excess of the purchase price over the fair value of identifiable net assets acquired in purchase transactions. The Company does not amortize goodwill, but tests it at least annually for recoverability. No impairments have occurred to date.

Intangibles: Intangible assets consist of customer contracts, trademarks, customer relationships and developed technology. Intangible assets are amortized over their estimated lives using the straight-line method.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

Impairment of long-lived assets: The Company reviews long-lived assets, which include definite-lived intangible assets and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company has not identified any impairments to date.

Revenue recognition: The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•
Identify the contract with a customer
•
Identify the performance obligations in the contract
•
Determine the transaction price
•
Allocate the transaction price to the performance obligations in the contract
•
Recognize revenue when or as performance obligations are satisfied

As the initial adoption of the standard did not have a material impact on the Company’s financial condition or results of operations, no cumulative effect was recognized at the date of initial application. The Company also had no significant changes to systems, processes or controls.

A large portion of the Company’s revenue is generated by providing waste and disposal services to our customers. The Company’s services are marketed and sold primarily to end-user commercial customers in the United States. Sales of services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The Company’s service arrangements are generally invoiced based on the contractual agreement between the parties, typically on a bi-weekly, monthly or milestone-driven basis, with 30 to 120 day terms. In these contracts, the Company’s right to consideration from the customer directly corresponds to the value received by the customer from the entity’s performance completed to date. The Company assesses the contract term as the period in which the parties to the contract have presently enforceable rights and obligations. Customer contracts generally are standardized and non-cancellable for the duration of the stated contract term.

The Company earns revenue when waste and disposal services coordinated with haulers and the services have been provided. The Company also provides commodity recycling services whereby revenue is recognized when scrap and other materials are sold to recycling facilities. The Company commences revenue recognition when all of the following conditions are satisfied: there is a fully executed agreement, the service is provided to the customer, the collection of fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable. All services provided by the Company are recognized at a point in time.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring services to the customer. Revenue is recorded based on the transaction price.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

The Company’s contracts with customers may include service level agreements that entitle the customer to receive service credits, and in certain cases, service refunds, when defined service levels are not met. These arrangements represent a form of variable consideration, which is considered in the calculation of the transaction price. The Company estimates the amount of variable consideration at the expected value based on its assessment of legal enforceability, anticipated performance and a review of specific transactions, historical experience and market and economic conditions. The Company historically has not experienced any significant incidents affecting the defined levels of reliability and performance as required by the contracts.

Variable consideration also may include expense reimbursements. Reimbursements that are billable to clients in a fixed-fee arrangement are included in the estimation of the total transaction price. In time-and-material billing arrangements, the Company recognizes all reimbursable expenses as revenue as the related services are provided, using the right-to-invoice practical expedient. Reimbursable expenses are recognized as expenses in the period in which the expense is incurred.

The Company has elected the practical expedient that permits an entity not to recognize a significant financing component if the time between the transfer of a good or service and payment is one year or less. Contract incentive payments and commissions paid to internal sales personnel, as well as associated payroll taxes that are incremental to the acquisition of customer contracts are capitalized as deferred contract costs on the balance sheet when the period of benefit is determined to be greater than one year, The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred when the expected amortization period is one year or less. The Company determines the period of benefit for contract incentives, sales commissions, and associated costs for the acquisition of the initial contract by taking into consideration the initial estimated customer life. Amortization is recognized on a straight-line basis commensurate with the pattern of revenue recognition.

The Company periodically reviews these deferred costs to determine whether events or changes in circumstance have occurred that could affect the period of benefit of the these deferred contract acquisition costs. There were no impairment recorded during the year ended December 31, 2020.

Income taxes: As a limited liability company, the Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for federal income tax is included in the accompanying consolidated financial statements as federal income taxes, if any, are payable by the members. The Company intends to make distributions in amounts that allow the members to pay their income taxes arising from taxable income of the Company.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1. Nature of Business and Summary of Accounting Policies (Continued)

Recently issued accounting guidance: In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Updated (ASU) 2016-02, Leases. ASU 2016-02 (as amended) was issued in three parts: Section A, Leases: Amendments to the FASB Accounting Standards Codification, Section B, Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification, and Section C, Background Information and Basis for Conclusions. Under the new standard, the lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the effect that the updated standard will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this new guidance on its consolidated financial statements.

Note 2.
Equipment and Leasehold Improvements

Equipment consists of the following at December 31, 2020:

Office furniture and fixtures	$85,812
Computers, equipment, and software	1,273,572
Leasehold improvements	924,485
2,283,869
Less accumulated depreciation	708,765
$1,575,104

Depreciation expense was approximately $286,000 for the year ending December 31, 2020. Accumulated amortization of property and equipment under capital leases was $412,000 at December 31, 2020.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 3.
Intangibles

Intangible assets consist of the following at December 31, 2020:

	Original	Accumulated	Net Book
	Balance	Amortization	Value
Intangible assets:
Customer contracts	$915,000	$911,250	$3,750
Trademark	390,000	156,310	233,690
Developed technology	550,000	303,333	246,667
Customer relationships	2,280,000	947,738	1,332,262
	$4,135,000	$2,318,631	$1,816,369

Amortization expense was approximately $506,000 for the year ending December 31, 2020.

Amortization of intangible assets for the years subsequent to the year ended December 31, 2020, is as follows:

2021	$495,179
2022	468,095
2023	421,429
2024	299,524
2025	105,714
Thereafter	26,428
$1,816,369

Note 4.
Factoring and Security Agreement

On August 31, 2017, the Company entered into a Factoring and Security Agreement (the Agreement) with United Capital Funding Group, LLC (UCF), in which the Company may sell, transfer and assign certain eligible receivables to UCF in exchange for payment of the net value of the purchased receivables after deducting applicable fees, adjustments and reserves.

The Agreement is for a term of two years from closing and provides for a purchase commitment of up to $6 million of eligible receivables. Pursuant to the terms of the Agreement, the Company will sell its trade accounts receivable to UCF on a pre-approved, recourse basis. The accounts are sold at the invoice amount subject to a closing fee of 0.50% and other miscellaneous fees. Upon collection, UCF trade accounts receivable not sold to UCF remain in the Company’s custody and control and the Company maintains all credit risk on those accounts. On August 31, 2019, the Agreement was extended for an additional two-year term through August 2021.

In connection with the Agreement, customers also make payments on non-purchased outstanding accounts receivable directly to UCF. Cash received by UCF for non-purchased customer invoices are held solely for the benefit of the Company.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 1.
Factoring and Security Agreement (Continued)

As of December 31, 2020, UCF held approximately $2,273,000 of the Company’s cash as a result of activities related to the Agreement and the Purchase agreement, have been sold with recourse to UCF.

For the year ended December 31, 2020, the Company incurred approximately $144,000 in fees related to the Agreement which are included in general and administrative expenses in the consolidated statements of operations.

Note 5.
Notes Payable

Notes payable consisted of the following as of December 31, 2021:

Promissory notes payable to related parties due in February 2023	$1,100,000
PPP loan payable due in April 2022	950,427
Total notes payable	2,050,427
Less current portion	(633,618)
Long-term portion	$1,416,809

Aggregate maturities of long-term debt due subsequent to December 31, 2020, are as follows:

Years ending December 31:
2021	$633,618
2022	316,809
2023	1,100,000
$2,050,427

In connection with the original acquisition in 2017, the Company issued promissory notes (the Notes) to the former owners totaling $1,250,000. During 2020, these notes were paid in full. For the year ended December 31, 2020, amortization expense related to the debt discount and interest expense on the principal amount of the Notes approximated $49,000 and $33,000, respectively.

On February 10, 2020, the Company obtained new promissory notes totaling $1,650,000. The promissory notes mature on February 10, 2023, and bear interest at an annual rate of 5%. The full balance is due at maturity. Prepayments on the balance are permitted. For the year ended December 31, 2020, interest expense on the principal amount of the promissory notes approximated $58,000.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 5. Notes Payable (Continued)

On April 23, 2020, the Company was approved for and received a loan under the Payroll Protection Program (the PPP) of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) in the amount of $950,427. In accordance with the requirements of the CARES Act, the Company used proceeds from the loans to cover qualified expenses, including payroll costs, rent and utility costs. Interest accrues on each of the loans at a rate of 1.00% per annum. During 2021, the loan was forgiven in full by the bank and approved by the SBA. The loan forgiveness is subject to audit by the SBA for a period of up to six years after the forgiveness was granted.

Note 6.
Capital Lease Obligations

The Company has capital lease obligations which are payable in monthly installments ranging from $275 to $25,000 through January 2025. Interest rates for capital leases range from 5.1% to 6.0%

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments are as follows:

Years ending December 31:
2021	$613,181
2022	467,727
2023	278,150
2024	68,140
2025	5,485
Total minimum lease payments	1,432,683
Amount representing interest	(93,477)
Present value of net minimum lease payments	1,339,206
Current maturities of capital lease obligations	(584,567)
Noncurrent portion of capital lease obligations	$754,639

Note 7.
Members’ Equity

Members’ equity consists of five common units (see Note 8) and 95 preferred units. The common units are nonvoting units; however, each common member is entitled to receive distributions and allocations of profits and losses in accordance with such common member’s membership percentage. Each preferred member is entitled to vote and to receive a distribution of a preferred annual return and accrued and unpaid preferred returns and allocations of profits and losses. Distributions are at the discretion of the Board of Managers. Preferred members are also entitled to be repaid the net invested capital with respect to the preferred units and amounts upon liquidation of the Company or liquidation of a member’s interest, as provided in the Company’s operating agreement.

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 8.
Unit-Based Compensation

The Company granted five restricted common compensatory units to one employee on August 31, 2017 (Grant Date). The units vest in equal increments, with 20% vested on the first anniversary of the Grant Date, and an additional 20% annually until the fifth anniversary of the Grant Date. The Company can repurchase the vested units, at the lower of cost ($0 for units granted as incentive equity) or fair value, whenever an employee or employer terminates employment, except if the termination is without cause. The units, which vest through 2022, were determined to have a Grant Date fair value of $138,000. The fair value of the units was determined to be de minimis, and therefore no compensation expense has been recognized.

Note 9.
Major Customers

The Company’s major customers consist of large retailers, manufacturers and restaurant chains located in the United States. For the year ended December 31, 2020, the Company had two customers that accounted for 21% of the total revenue. Accounts receivable from these customers approximated 19% of accounts receivable at December 31, 2020.

Note 10.
Employee Benefits

The Company and its employees participate in a defined contribution retirement plan. The plan is a contributory plan in which all employees who have reached the age of 21 may participate. The Company temporarily suspended the 401(k) match due to the coronavirus outbreak (COVID-19). Employees were still eligible to make contributions to the plan in 2020.

Note 11.
Related-Party Transactions

An affiliate of the Company’s majority member provides management services to the Company for an annual management fee plus reimbursable expenses. For the year ended December 31, 2020, amounts paid under this agreement approximated $500,000.

On October 5, 2019, an affiliate of the Company’s majority member provided an advance of $500,000 bearing interest of 2% compounded annually and due on or before April 30, 2020. The advance was repaid February 28, 2020.

Note 12.
Commitments

The Company leases office space under an operating lease with an original termination date of May 31, 2020. On August 31, 2018, the Company extended the lease agreement for seven years through October 31, 2025. The Company recorded rent expense, related to its operating leases, of approximately $383,000 for the year ended December 31, 2020.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) are as follows as of December 31:

Years ending December 31:
2021	$343,872
2022	351,321
2023	358,769
2024	366,218
2025	310,354
$1,730,534

Rome Holdings, LLC and Subsidiary

Notes to the Consolidated Financial Statements

Note 13.
Litigation

The Company has certain claims and legal proceedings incidental to the ordinary course of business. After consulting with legal counsel, management believes the ultimate resolution of the proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Note 14.
Risk and Uncertainty

During the year ended December 31, 2020, the World Health Organization declared COVID-19 a pandemic. COVID-19 could negatively impact the Company’s operations. The extent to which COVID-19 impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and actions taken to contain it or its impact, among other factors.

Note 15.
Restatement

The Company has restated the previously issued consolidated financial statements in order to remove the effects of the previous adoption of Accounting Standards Update (ASU) No. 2014-02, Intangibles—Goodwill and Other; Accounting for Goodwill. See below for the effects of the restatement on each financial statement caption affected as of and for the year ended December 31, 2020:

	As Previously
	Reported	Restatement	As Restated

Goodwill	$6,250,345	$302,834	$6,553,179
Intangibles, net	530,297	1,286,072	1,816,369
Accrued expenses	469,997	(51,545)	521,542
Members’ equity	4,008,144	1,537,361	5,545,505

General and administrative	10,573,198	51,545	10,624,743
Depreciation and amortization	1,379,906	(587,589)	792,317

Note 16.
Subsequent Events

The Company originally evaluated subsequent events for recognition or disclosure through April 27, 2021, the date the consolidated financial statements were originally available to be issued and updated the evaluation through February 22, 2022.

On March 4, 2021, the Company entered into a $826,670 term note with a bank pursuant to the PPP of the CARES Act. The term note was subsequently forgiven on November 21, 2021.

On December 8, 2021, The Company was acquired by Quest Resource Holding Corp. for a total estimated purchase price of approximately $33,000,000.